Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-169199, 333-169198, 333-142589, 333-79817, 333-17265, 333-09977, 333-09981) of The GEO Group, Inc. of our report dated February 26, 2010 relating to the financial statements of Cornell Companies, Inc., which appears in this Current Report on Form 8-K of The GEO Group, Inc. dated October 28, 2010.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
October 28, 2010